UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 16, 2013

AMERICAN STANDARD ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, Arizona		85251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 371-1929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2013, American Standard Energy Corp. (the “Company”) and Scott Feldhacker entered into a Separation Agreement dated as of April 16, 2013 (the “Feldhacker Agreement”) pursuant to which Mr. Feldhacker will retire, effective as of April 30, 2013 (the “Feldhacker Employment Separation Date”), as Chief Executive Officer of the Company.  The following summary of the material terms of the Feldhacker Agreement is qualified in its entirety by reference to the full text of the Feldhacker Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this Item.  The Feldhacker Agreement provides that (1) the Company and Mr. Feldhacker will enter into a Consulting Agreement for a period of three months beginning on the day immediately following Feldhacker Employment Separation Date (the “Consulting Term”), and pursuant to which, Mr. Feldhacker will serve as a consultant to the Company, for which the Company will pay to Mr. Feldhacker $37,500 in the aggregate over the Consulting Term; (2) the Company has no obligation to pay Mr. Feldhacker any severance amounts; (3) Mr. Feldhacker will retain 242,347 shares of the Company common stock designated as “Founders Stock” that were to vest on April 16, 2013 and the 242,347 shares of the Company common stock designated as “Founders Stock” that were to vest on April 16, 2014, and such Founders Stock shall become vested immediately without any further action on the part of the Company or Mr. Feldhacker; (4) Mr. Feldhacker will retain the options granted under the Company’s 2010 Amended and Restated Equity Incentive Plan for 2,600,000 shares of common stock and the 41,152 options granted under the Company’s 2011 Equity Incentive Plan, subject to the terms of such Plans; and (5) Mr. Feldhacker will retain the options granted by the Company as deferred compensation in 2010 for 800,000 shares of common stock, which terminate on April 15, 2020.

On April 16, 2013, American Standard Energy Corp. (the “Company”) and Richard MacQueen entered into a Separation Agreement dated as of April 16, 2013 (the “MacQueen Agreement”) pursuant to which Mr. MacQueen will retire, effective as of April 30, 2013 (the “MacQueen Employment Separation Date”), as President of the Company.  The following summary of the material terms of the MacQueen Agreement is qualified in its entirety by reference to the full text of the MacQueen Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference into this Item.  The MacQueen Agreement provides that (1) the Company and Mr. MacQueen will enter into a Consulting Agreement for a period of three months beginning on the day immediately following MacQueen Employment Separation Date (the “Consulting Term”), and pursuant to which, Mr. MacQueen will serve as a consultant to the Company, for which the Company will pay to Mr. MacQueen $37,500 in the aggregate over the Consulting Term; (2) the Company has no obligation to pay Mr. MacQueen any severance amounts; (3) Mr. MacQueen shall retain the 255,103 shares of the Company common stock designated as “Founders Stock” that were to vest on April 16, 2013 and the 255,103 shares of the Company common stock designated as “Founders Stock” that were to vest on April 16, 2014, and such Founders Stock shall become vested immediately without any further action on the part of the Company or Mr. MacQueen; (4) Mr. MacQueen will retain the options granted under the Company’s 2010 Amended and Restated Equity Incentive Plan for 2,600,000 shares of common stock and the 41,152 options granted under the Company’s 2011 Equity Incentive Plan, subject to the terms of such Plans; and (5) Mr. MacQueen will retain the options granted by the Company as deferred compensation in 2010 for 800,000 shares of common stock, which terminate on April 15, 2020.

Each of the Feldhacker Agreement and the MacQueen Agreement also contains non-disparagement, non-solicitation, standstill and confidentiality provisions as well as a general release and covenant not to sue.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.
See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2013

AMERICAN STANDARD ENERGY CORP.

By: /s/ Scott Feldhacker
       Scott Feldhacker, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement dated April 16, 2013 between the Company and Scott Feldhacker

10.2	Separation Agreement dated April 16, 2013 between the Company and Richard MacQueen